UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2008

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2008, American Apparel, Inc. (the “Company”) appointed Adrian Kowalewski, age 31, as Executive Vice President and Chief Financial Officer of the Company, effective immediately.  Mr. Kowalewski succeeds William T. Gochnauer, who had served as the Company’s Interim Chief Financial Officer since May 22, 2008.

Mr. Kowalewski served as Director of Corporate Finance and Development since 2006, where his responsibilities have included finance, corporate strategy, and investor relations.  From July 2003 to July 2004, Mr. Kowalewski worked for Houlihan Lokey Howard & Zukin, where he participated in financial restructurings, mergers and acquisitions, and private placements.  Mr. Kowalewski holds an A.B. with honors from Harvard University, and an M.B.A. from the University of Chicago Graduate School of Business.

In his new role as Chief Financial Officer, Mr. Kowalewski also will have oversight over financial management, accounting, and financial reporting, including Sarbanes-Oxley compliance.  Mr. Kowalewski also is a member of the Company’s board of directors, on which he has served since the merger with Endeavor Acquisition Corp. in December 2007.

The Company’s press release, dated December 29, 2008, announcing Mr. Kowalewski’s appointment as Executive Vice President and Chief Financial Officer is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated December 29, 2008, issued by American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: December 30, 2008	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 29, 2008, issued by American Apparel, Inc.